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                                                                   EXHIBIT 10.33



                                     LEASE

         THIS LEASE AGREEMENT (this "Lease") made this 15th day of August, 1995, effective February 1, 1996 by and between Sundance Partner II (hereinafter called "Landlord"), and National Diagnostics/Riverside, Inc., (hereinafter called "Tenant").

                                  WITNESSETH:

         IN CONSIDERATION OF THESE PRESENTS, and in consideration of the mutual covenants hereinafter contained, Landlord leases to Tenant and Tenant rents from Landlord, the premises in Duval County, Florida, described and depicted in Exhibit "A" (the "Premises"), which is the Building and the real property described in Exhibit "B" (the "Land") on which it is located, in accordance with the occupancy schedule described below for the aggregate term of Five (5) years (the "Term") from and after July 1, 1996 (the "Beginning Date").
Provided Tenant complies with the following terms and conditions, Tenant shall have quiet, continues and undisturbed possession of the Premises, free from the claims of the Landlord, and all persons claiming under, by, or through the Landlord, and free from the claims of all persons through and under whom the Landlord claims.

         THE TERMS AND CONDITIONS OF THIS LEASE are as follows:

OCCUPANCY SCHEDULE

         1. Tenant has occupied, taken possession of, leased, and commenced paying rent with respect to the areas designated on Exhibit "A" upon the effective date of this Lease.

EXTENSION OF TERM

         2. The Initial Term of this Lease shall automatically extend for one (1) successive term(s) of five (5) year(s) ("Extended Term"), unless Tenant notifies landlord, in writing, no later than ninety 90 days prior to the end of the Initial Term that it elects that the Initial Term not be so extended. If in accordance with such notice. All of the terms and conditions set forth in this Lease for the Initial Term shall apply during the Extended Term, except as otherwise expressly provided.

PURPOSES OF USE

         3. The Premises shall be used as a medical office or for other lawful purposes and for no other use or purpose during the Initial Term and the Extended Term, if any, except upon the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant's use and occupancy of the Premises shall conform to all applicable laws, ordinances, rules, regulations and orders of the federal, state or local governments having jurisdiction over the Premises or of any department thereof ("Applicable Law").


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RENT 4. Tenant shall pay Base Rent to Landlord monthly in advance beginning when Landlord has obtained certificate of occupancy from all Governmental Agencies and said rental space is ready for occupancy for Tenant in the following amounts:

During the Initial Term, Tenant shall pay to Landlord, without notice or demand, a base annual rental amount of $15.50 per square foot of Premises, totaling One Hundred Ten Thousand Fifty Dollars ($110,050 ("Base Rent"), together with applicable sales tax thereon of Six Thousand Six Hundred Twenty Eight Dollars ($6,628) ("Sales Tax"), which sums Tenant shall pay in equal monthly installments of $9,723.17 ("Monthly Base Installment"). The Monthly Base Installment shall be paid in advance on or before the tenth (10th) day of each and every month during the Initial Term and shall be considered delinquent if not paid on or before the tenth (10th) day of such month.

Said Base rent is calculated based upon a charge of $15.50 per square foot per year for gross floor area including the area occupied by interior and exterior walls that represent a reasonable build out. This statement of the basis of the Base Rent calculation is for information purposes only, it being understood that the aforesaid Base Rent amount shall control if there is conflict. Each monthly payment of Base Rent shall be due on the tenth day of each and every month during the Term hereof without notice or demand, together with all applicable sales and use taxes.

         a. In the event the Rental Commencement Date or the date of occupancy shall be a date other than the first day of a month, the Base Rent for the first month of the Term shall be prorated for the actual number of days during which Tenant shall occupy or have the right to occupy the Premises, based upon a month of thirty (30) days duration.

         b. Base Rent, all sums which Tenant is required to pay under this Lease, and all other sums provided in this Lease to be paid by Tenant to Landlord, constitute rent under this Lease, and if not paid within five (5) days after the same are due, shall be considered delinquent. Tenant shall pay a late payment fee in the following amounts if any payment (including, but not limited to Monthly Base Rent, Operation and Maintenance Expense, taxes, charges and costs) is received by Landlord more than fifteen (15) days subsequent to the due date: (i) $50.00 if payment is not received within ten (10) days of the due date for each payment, (ii) $100.00 if payment is not received within thirty (30) days of due date for each payment, (iii) $150.00 if payment is not received within forty-five (45) days of due date for each payment and (iv) $200.00 if payment is not received within sixty (60) days of the due date for each payment. Receipt of the late payment fee shall not act as a waiver of Tenant's default to Landlord, nor shall the late payment fee off-set legal fees that are the responsibility of Tenant.


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Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

RIGHT OF FIRST-REFUSAL TO PURCHASE

         5. If during the term of this lease the Landlord shall have a bona fide offer to purchase the Premises which the Landlord desires to accept, the Landlord shall notify the Tenant in writing of such bona fide offer stating the price and other terms thereof. Tenant shall have fifteen (15) days following the mailing of this written notice within which to notify the Landlord in writing if and that the Tenant desires to purchase the Premises at the same price and on the same terms as contained in the bona fide offer received by Landlord.

       Any neglect or failure on the part of the Tenant to respond to the Landlord's notice of the bona fide offer shall be conclusively deemed to be an election not to purchase the Premises. If the Tenant elects to purchase the Premises, the Landlord shall convey the Premises to the Tenant for the price and on the terms contained in the bona fide offer. If the Tenant elects either directly or indirectly not to purchase the Premises in accordance with the terms and conditions of the bona fide offer, then the Landlord shall be at liberty to sell and convey the Premises for acceptable to Landlord.

       This right of first refusal shall exist with respect to the first of any such bona fide offers that are acceptable to Landlord. Thereafter, this right of first refusal shall lapse and be of no force and effect with respect to any subsequent offers to purchase. As a condition precedent to Landlord's obligation to sell to Tenant on terms whereby Landlord would provide purchase money financing to Tenant, the credit worthiness and net worth of Tenant must be at least as good as that existing on the Beginning Date of this Lease.

       This lease may be terminated by mutual consent of both parties to said Agreement.





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MAINTENANCE

          6. During the entire term of this Lease, Landlord shall pay or provide for the following items: (i) premiums for insurance on any buildings and improvements, insurance against general liability risks and insurance for loss of rentals, (ii) repairs and maintenance to the Building and its mechanical equipment, the landscaping on the Property upon which the Building is located, including but not limited to lawn service, routine periodic maintenance activities, common area repairs, replacement and refurbishment of exterior building lights, paving and striping, painting, repair of building structural components including but not limited to the roof and roof membrane, floor, walls, underground facilities, electrical service to the building and other routine and extraordinary repairs and replacements not required as a result of abuse, damage, neglect or destruction caused by Tenant or Tenant's officers, employees, invitee, vendor's, clerks, agents, servants or others whose presence or activities are authorized by Tenant, (iii) dues and assessments of any property owner's association and expenses assessed with respect to the Property under any applicable covenants, conditions, or restrictions applicable to the Property, (iv) any deductible or co-insurance amounts which Landlord is required to pay as result of the provisions of any insurance policies obtained by the Landlord with respect to the Building, the Property or liabilities arising with respect to any of them, (v) real estate ad valorem taxes and assessments with respect to the real estate upon which the Building is located, (vi) electrical service, water and sewage charges with respect to the Building, and (vii) janitorial services for all common areas to be provided by Landlord under the terms of this Lease.

JANITORIAL SERVICES

          7. During the entire term of this Lease, Landlord shall provide Janitorial services to the Building consisting of the following common areas. The phrase "Common Area" shall mean, individually and collectively, such of the areas and equipment located on or at the Medical Park and shall be maintained (or caused to be maintained) by Landlord at Landlord's expense: all parking areas (including employee parking areas), access roads, traffic signal equipment, signs, truck, ways, driveways, entrances and exits, walk ways, loading areas, passage ways, courts and ramps, landscaped and planting areas, retaining walls and curbs, stairways, roofs, foundation, structural supports, exterior walls, doors, window glass and plate glass located at the entrance to the Premises, electrical systems, air conditioning equipment, plumbing, sewerage lines, bus stops, lighting facilities, sound equipment, sprinklers, and such other areas, facilities and improvements at, on or in the Medical Park; as Landlord may expand same. No equipment or facility installed in a premises leased by the Landlord to a tenant for the use of that tenant or anywhere maintained for the private use of a single tenant shall be deemed "Common Area." The

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Common Area shall be operated by Landlord in a prudent and safe manner and shall be maintained by Landlord in good condition and repair.

ADJUSTMENT OF RENT

          8. The Base Rent provided by paragraph 4 shall be adjusted effective on __________________________________ of each year commencing
__________________________, 199_ by $.25 per square foot per year for the total
Premises leased under said agreement. Said adjustment shall be added to the initial Base Rent plus the previous adjustments to determine the Base Rent then in effect. (See Exhibit "D" for Rental Schedule).

PLACE OF PAYMENT

         9. Tenant shall pay the rent and any other moneys due to Landlord at such place as Landlord may from time to time designate by written notice to Tenant and, in default of such designation, then at the offices of Sundance Partners II, Curt Alliston, Managing Partner, 737B West Brandon Blvd., Brandon, FL 33511.

REQUIRED INSURANCE

         10. At all times during the term of this Lease or its occupancy of the Premises, whichever is longer, Tenant shall provide comprehensive liability insurance with a single combined limit of_______________________________. The insurance policy shall be written by an insurance company or companies reasonably satisfactory to Landlord and any lender or mortgagee with respect to the Premises and shall name as additional insured Landlord; the beneficiaries of the land trust which is the Landlord and any corporations, partnerships or trusts which are related, subsidiary or affiliated with any of said beneficiaries as designated from time to time by Landlord; Tenant; and Landlord's mortgagees from time to time, as their interests may appear and shall provide that none of such insurance may be canceled except upon thirty
(30) days written notice to Landlord and any mortgagees of the Premises. The liability insurance shall insure against any liability that may accrue against the Tenant and additional insured on account of any occurrence in, on, or originating from the Premises during the term of this Lease resulting in personal injury, death, property damage, or other claim whatsoever; and said policies shall include indemnity against loss, expense and damage of any and every kind, including costs of investigation and attorney's fees and other costs of defense. Tenant agrees to pay all premiums due on the Beginning Date; and from time to time thereafter promptly as premiums become due or Tenant's insurance companies may change, Tenant shall deliver an original or duplicate original of all such policies to Landlord, together with evidence of payment of premium thereon.

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WAIVER OF LANDLORD LIABILITY; INDEMNITY

          11. Tenant waives, surrenders, and releases the Landlord, the beneficiaries of the land trust which is the Landlord, and any corporations, partnerships or trusts which are related, subsidiary or affiliated with any of said beneficiaries from any and all claims for damage to goods, wares, merchandise, persons, and property located in, upon and about the Premises or on adjacent sidewalks and arising for any reasons whatsoever with respect to or on account of the Premises during the term of this Lease, excluding the negligence of Landlord, its agents, employees or contractors, or the failure of Landlord to perform any of its obligations under this Lease, or the negligence or other fault of other tenants, if any, of the Premises. Tenant shall pay all losses and claims which would be paid by insurance which Tenant is required to provide by this Lease, but which are not paid because of deductible and co-insurance provisions of policies provided by Tenant.

HAZARDOUS MATERIALS AND POLLUTANTS

          12. In the use and occupancy of the demised premises, the Tenant shall conform to all laws, orders and regulations of any governmental authority; (a) will ensure that all infectious and hazardous waste products, all items contaminated with blood and other body fluids and all contaminated sharps (syringes, scalpels, etc.) derived from the Demised Premises are appropriately segregated in approved containers and disposed of in an approved manner; (b) will comply with all applicable biohazardous waste disposal laws and regulations; (c) will not use the Demised Premises in any manner which may invalidate or increase the amount of premiums for any policy of insurance affecting the Building, and if any additional amounts of insurance premium are incurred, Tenant will pay to Landlord the additional amount on demand, provided such payment shall not authorize such use; (d) will take all possible care to conserve the premises by assuring that material not intended for introduction into the sanitary sewer system (such as sanitary napkins and disposable diapers) are excluded from same; (e) will ensure that no carts or wheeled equipment are introduced into the Demised Premises or common areas which are not equipped with full bumper (4 sides) systems; and (f) will not in any manner deface or damage the property.

OFFICE PARKS; ASSOCIATION DUES

          13. If the Premises are a part of an Office Park or other similar development, Tenant, its successors, transferee and assigns agree to abide by and comply with any and all reasonable restrictions and regulations which generally affect Tenants and Owners of property within such Park or development and which are promulgated from time to time, except requirements for payment of association dues, fees, and assessments which Landlord is required to pay under the terms of this Lease.


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UTILITIES

         14. Tenant shall maintain telephone, electrical, water, sewer service and any other utilities to the Premises during the Term and shall pay all charges assessed by the utilities providing the same before the same become delinquent. Landlord shall furnish security and fire monitoring to the premises. Prior to occupancy of the Premises, Tenant shall arrange for any desired utility services which are not provided by Landlord and such utility services shall be without liability or expense to Landlord.

CONDITION OF THE PREMISES

         15. Tenant acknowledges that the Premises and all mechanical equipment are leased in "as is" condition except as expressly provided herein and that the same are suitable in every respect for Tenant's intended use.

ALTERATIONS

         16. No alterations, repairs, or improvements in the Premises requiring a governmental permit ("Alterations") shall be made unless a plan of the same is first submitted to Landlord and until Landlord shall have given its written consent to such Alterations; and all Alterations shall be performed by firms and/or individuals approved by the Landlord at the expense of Tenant.

BUILDING STRUCTURE; MACHINERY AND EQUIPMENT

         17. Tenant will not drill, or cause or permit any penetration into the roof of the Building or any of its columns, girders, beams, and floors without the written consent of the Landlord. Furthermore, Tenant shall have the right to make such interior, cosmetic, non-storefront changes, alterations, or additions to the Premises, and excepting structural or exterior alterations or improvements, as may be proper, in Tenant's reasonable discretion, for the conduct of its business and for the full beneficial use of the Premises, permitted herein, provided Tenant shall pay all costs, expenses, and charges thereof, shall make such changes, alterations, or additions in accordance with applicable laws and building codes and in good and workman-like manner, and shall fully and completely indemnity Landlord against any mechanics' lien or other liens or claims in connection with the making of such changes, alterations, or additions. Tenant shall not make, nor permit to be made, any changes of a structural nature to the Premises or any storefront changes without Landlord's prior written consent, which consent shall not be unreasonably withheld.

LANDLORD INSPECTION, MAINTENANCE AND REPAIRS

         18. Landlord and its agents and other representatives shall have the right upon such prior notice as may be practicable under

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the circumstances to enter any part of the Premises at all reasonable hours for the purposes of performing inspections, maintenance, and repairs. If Tenant fails to perform maintenance and repairs required by this Lease, Landlord may provide such maintenance and repairs during the Term or after its expiration or termination at Tenant's cost and expense, payable upon demand.

ASSIGNMENT

         19. Tenant shall not assign this Lease or any part thereof, to any person, firm or corporation except a parent, affiliate or subsidiary corporation of similar financial strength to Tenant, nor permit the premises or any part thereof to be used for any other purposes than those listed in paragraph 3, without the written consent of Landlord, which consent shall not be unreasonably withheld; however, in no event shall Tenant be released from its obligations under this Lease except by written document specifically providing for such release. It shall not be unreasonable for Landlord to deny a release or refuse attornment if the assignee's use would or could involve introduction of hazardous substances into or on the Premises. Tenant further agrees that after Landlord's consent to assign, no assignment or transfer shall be made unless the assignee thereof shall expressly assume and agree to perform each and every of the covenants of this Lease which, by the terms hereof, Tenant agrees to keep and perform, shall undertake to pay and perform the same directly to Landlord and each assumption on the part of the assignee shall be evidenced by a written instrument executed in such fashion as to entitle it to recording, and such assignment and assumption agreements shall be delivered to Landlord prior to the effective date thereof. In the event of assignment contrary to the above stipulations, Tenant shall forfeit the remainder of the Term at the election of the Landlord without notice.

SUBLEASING

         20. Tenant shall have the right to sublet the Premises only to such subtenant or subtenants as shall have been approved in writing by Landlord and under such sublease or subleases as Landlord shall have approved in form and substance prior to the execution thereof, which approvals shall not be unreasonably withheld. It shall not be unreasonable for Landlord to deny approval if a subtenant's use would or could involve introduction of hazardous substances into or on the Premises. No such sublease or subleases shall be approved unless the subtenant's or subtenants agree to pay and perform directly to Landlord all obligations of Tenant under this Lease, shall pay all rents to be paid under said sublease or subleases not in excess of the rent provided in this Lease directly to Landlord, and shall covenant to abide by the rules and regulations and covenants and restrictions applicable to the Premises. Tenant shall furnish an executed copy of any sublease to Landlord immediately upon its execution. No sublease shall release Tenant from its primary obligation under this Lease.


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CONDUCT OF BUSINESS

         21. Tenant shall not leave the Premises vacant for any continuous period in excess of sixty (60) days during the term of this Lease, but shall conduct and carry on continuously and without interruption in the Premises the type of business for which the Premises are leased.

FINANCIAL STATEMENTS

         22. Tenant shall furnish to Landlord within thirty (30) days after Landlord's written request, a copy of Tenant's annual financial statements, including a Balance Sheet, Income Statement, and such applicable and amplifying schedules, notes and information as shall be prepared in connection therewith. For use by Landlord to obtain a mortgage. Said information shall be placed in a sealed envelope by the Tenant and labeled "Attention: Prospective Mortgagee."


PARKING

         23. Landlord covenants and agrees to provide parking areas, as currently existing, during all terms of this Lease for parking and other uses, in common with others, by Tenant, Tenant's customers and Tenant's employees, together with the right of ingress to and egress from the Premises over the applicable portions of the Common Area. Landlord shall provide parking spaces consistent with applicable zoning requirements and the parking area shall be lighted as currently in effect.

RULES AND REGULATIONS; RESTRICTIONS; ZONING

         24. Tenant shall comply with all covenants and restrictions and all statutes, laws, regulations, ordinances, and fire, zoning and building regulations applicable to the Premises and shall insure that disposition of all trash and rubbish is accomplished off the Premises. Landlord reserves the right reasonably to promulgate and to amend or rescind such rules or regulations as Landlord may determine may be necessary from time to time for the safety, care and convenience, cleanliness, or the general maintenance and operation of the Premises, or for the comfort of other tenants of the Premises, if any; provided such rules and regulations shall not impair unreasonably the utility of the Premises for Tenant's use.

SIGNS

         25. No signs which are visible from the exterior of the Premises, including but not limited to roof signs, pylons, and projecting store signs, shall be displayed or erected on the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and compliance with the require-


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ments of any rules and regulations applicable to the office park in which the
Premises are located. Tenant shall not show or display any signs, posters or other material which shall be visible to persons in common areas, except signs which identify the Demised Premises. Landlord may, at its option, exclusively provide all mutually agreed interior signs on or at doors to tenant suites; otherwise, Tenant shall have right to provide a single sign or lettered name on or at the door to his/her suite, provided that such sign or letter shall be nearly, attractively, and professionally styled and constructed in only such design, color, size, character and material as approved by Landlord and solely at Landlord's option. Landlord will provide in the Medical Park a directory which includes Tenant's name and location as well as a listing of Tenant physicians' names.

CONSTRUCTION LIENS

         26. Tenant shall not create any lien or do any act or make any contract which may create or be the foundation for any lien upon Landlord's interest in the Premises; and all materialmen, contractors, artisans, mechanics and laborers or other persons who contract with Tenant with respect to the Premises or any part thereof, are hereby charged with notice that they must look to Tenant to secure payment of any bill for work done or material furnished or for any other purpose during the Term.

         27. If any such lien attaches or claim of lien is made against the Premises and is not released by payment, bond or otherwise within thirty (30) days after the same attaches, Landlord shall have the option to pay or discharge the same and Tenant shall reimburse Landlord promptly upon demand and, upon failure of Tenant to reimburse Landlord, this Lease shall terminate at the election of Landlord without reasonable notice.

RESERVED RIGHTS OF LANDLORD

         28. Landlord reserves the right to enter all or any part of the Premises to exhibit the Premises to prospective purchasers or others; to display during the last one hundred and eighty (180) days of the term, without hindrance or molestation by Tenant, "For Rent" signs and similar signs on doors, windows or elsewhere on the Premises; to perform any acts related to the safety, protection, and preservation of the Premises, and, without interfering unreasonably with Tenant's operations, acts related to reletting, sale or improvement of the Premises; and, during the last one hundred and eighty (180) days of the Term or any part thereof, if during or prior to that time tenant vacates the Premises, to enter and decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy. The exercise of any of these reserved rights by Landlord shall never be deemed eviction or disturbance of Tenant's use and possession of the Premises and shall never render Landlord liable to Tenant or any other person.


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EMINENT DOMAIN

          29. If the whole or any part of the Premises is taken by any public authority under the power of eminent domain, then the Term shall terminate as to the part taken from the day possession of that part must be surrendered, and Base Rent shall be paid up to that day, but not thereafter.
If the portion taken destroys the usefulness of the Building and Improvements for the purpose for which the same is leased, Tenant shall have the right to terminate this Lease by written election within forty-five (45) days after entry of an Order of Taking. The notice shall be effective upon actual receipt by Landlord. It Tenant fails to terminate this Lease within forty-five (45) days after entry of an Order of Taking, this Lease shall continue in full force and effect and Tenant shall continue in possession of the remainder of the Premises under this Lease and Base Rent shall be adjusted based upon the area within the Building remaining after the taking and any restoration made necessary by the taking. Tenant shall not be entitled to any damages against Landlord by reason of any taking of its leasehold. Landlord and Tenant shall each be entitled to pursue such award in condemnation as its interest in the Premises may establish under applicable law.

DESTRUCTION

          30. In the event the Premises shall be completely damaged or so destroyed by fire or other casualty beyond Landlord's control as to become untenantable, both parties hereto shall have the right but not the obligation to terminate this lease upon five (5) days written notice to the non-terminating party, and Tenant shall be allowed an abatement of Base Rent, Sales Tax and all other charges to be paid by Tenant to Landlord hereunder from the date of such damage or destruction. If neither party elects to terminate this Lease, Landlord shall proceed with reasonable diligence to restore the Premises to its condition prior to the fire or other casualty.
Notwithstanding, the foregoing, if the Premises are so damaged or destroyed that Landlord cannot make necessary repairs or rebuild within 180 days from the date of such damage or destruction this Lease shall automatically terminate as of the date of the damage or destruction. If the Premises shall be so damaged or destroyed and Landlord can make necessary repairs or rebuild within 180 days from the date of such damage or destruction, then this Lease shall not terminate, the Premises shall be repaired or rebuilt by Landlord at its own expense, and Base Rent, Sales Tax and all other charges to be paid by Tenant to Landlord hereunder shall abate until the repairs or rebuilding are completed and possession of the Premises is given to Tenant. Notwithstanding the foregoing, if the Premises are so damaged or destroyed, and Landlord can make necessary repairs or rebuild within 180 days from the date of such damage or destruction, and if Tenant elects to occupy and utilize the Premises during the period of rebuilding and repair, Base Rent, Sales Tax and all other charges to be paid by Tenant to Landlord hereunder shall abate in the same proportion as the proportion of square footage damaged



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or destroyed bears to the total square footage of the Premises before such damage or destruction, or shall abate equitably, whichever abatement is greater.

         In the event of a casualty loss or damage which arises out of or in connection with the negligence of Tenant, its employees or agents or the misuse of the Premises by Tenant, its employees, or agents, Tenant shall indemnity Landlord for any, claims, loss or damage not covered under Landlord's standard insurance coverage, including the deductible portion of such insurance.

SUBORDINATION

         31. This Lease is subject and subordinate to all ground or underlying leases, if any, and to all mortgages which may now or hereafter encumber the real property of which the Premises are a part, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided however that Tenant's possession of the Premises shall not be disturbed by any such mortgagee as long as Tenant shall duly and promptly perform all obligations by it to be performed under the terms of this Lease and shall attorn to such mortgagee, all without demand or notice (except notice of such attornment). This subordination shall be automatic and self operative, and no document of subordination need be required by any mortgagee or other party; but, if any party shall request confirmation of such subordination, Tenant agrees, on request of Landlord, to promptly execute and return such subordination documents as such mortgagee, mortgagees or other parties may reasonably require or request within ten (10) days after the same are submitted to Tenant.

ESTOPPEL CERTIFICATES

         32. Tenant shall furnish to Landlord from time to time as Landlord may request, within ten (10) days after Landlord shall request the same, a certificate, duly sworn by an officer or duly authorized agent of Tenant, effective as of a date specified by Landlord, reciting the date through which rents are paid under this lease, that no defaults exist under the terms of this lease on the part of Landlord or enumerating with specificity the defaults, if any, that Tenant may claim exist, any defaults hereunder committed by Tenant and such other matters as Landlord or Landlord's mortgagee or prospective mortgagee reasonably may request.

MEMORANDUM OF LEASE

         33. Within fifteen (15) days after the written request of Landlord or Tenant, Tenant and Landlord shall execute a Memorandum of this Lease reciting the description of the Premises and the term hereof and such other matters as may be reasonably required by any mortgagee of any part of the Premises in form and substance sufficient for recording among the land records of the county in which the Premises are located.


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BANKRUPTCY OR INSOLVENCY

         34. Neither this Lease nor any interest in it shall be assignable or transferable by operation of law. In the event any proceeding under the Bankruptcy Code is commenced against Tenant and is not be dismissed within forty-five (45) days; or in the event a receiver is appointed for Tenant or a writ of execution is levied on the business of Tenant conducted on the Premises or on this Lease or on the assets of the Tenant located on the Premises and the same is not discharged or dissolved within forty-five (45) days; or in the event Tenant shall commence any proceeding under the Bankruptcy Code, or make any assignment for the benefit of creditors, or be unable to pay its debts as the same are due, or be adjudged insolvent; then, in any of such events, this Lease shall immediately terminate and shall not be an asset of Tenant, and Landlord shall have the right forthwith to enter and take possession of the Premises, all without notice.

DEFAULT

         35. If Tenant shall fail without notice or demand to pay rent within five (5) days after the same is due, or shall fail to pay any other sums required to be paid by this Lease within ten (10) days after written notice of non-payment thereof, or shall fail to perform any of its other obligations under this Lease within thirty (30) days after written notice, Landlord, at its option, may terminate this Lease and re-enter the Premises or any part of the Premises without process of law and take immediate possession thereof. In the alternative or concurrently, Landlord may seek and may have such other remedy or relief as the law provides or as may be afforded by this Lease. In the event a default occurs for which a notice of thirty (30) days is required by this paragraph, Landlord may not terminate this Lease if (a) the default is of such nature that it reasonably cannot be cured within thirty (30) days and (b) promptly within thirty (30) days after notice, the Tenant shall commence action which reasonably will result in a cure of the default and (c) Tenant thereafter continuously and without interruption prosecutes such action until such default is cured; provided that such default shall be cured in all events within no more than one hundred twenty (120) days after Landlord's notice. The right given Landlord in this Lease to collect the rent or the right to collect any money or payments due under this Lease or the right given to Landlord to enforce any of the terms and provision of this Lease, shall not in any way affect nor be affected by Landlord's termination of this Lease for a Tenant default.

WAIVER OF REQUIRED PERFORMANCE

         36. No waiver of any covenant, provision, requirement or condition of this lease shall be effective unless in writing and signed by or on behalf of Landlord by Landlord's duly authorized agent. Any such waiver shall extend to the particular case only for the particular time and in the particular manner specified, and such waiver shall not be construed or understood as waiving any further or other rights of any character whatever. Acquiescence by Landlord in any action taken or omitted by Tenant shall not be deemed an agreement or consent thereto and the custom and practice of the parties, however manifested, shall not modify or amend this agreement unless the same is reduced to writing and signed by or on behalf of the party to be charged therewith.

FORCE MAJEURE

         37. Neither Landlord nor Tenant shall be in default with respect to any provision, covenant or condition of this Lease on the part of either of them, respectively, to be performed if the performance thereof shall be delayed, interfered with or rendered impossible because of any strike, lock-out, civil commotion, war, war-like operation, invasion, insurrection, rebellion, hostility, revolution, military or usurped power, sabotage, inability to obtain any necessary material or service, failure after due diligence of the party responsible therefor of any governmental or administrative agency having jurisdiction to issue any required approval or permit, act of God, or other cause beyond the control of the party obligated to execute such performance; provided however, that such performance shall be resumed with due diligence as soon as the contingency causing delay or impossibility shall abate; and provided further, that nothing in this paragraph contained shall operate or be construed to relieve Tenant of any obligation for the payment of rent promptly as the same shall be due or alter the time periods of paragraph 30 relating to partial destruction.


REMOVAL OF TENANT'S PROPERTY

         38. All improvements, additions, and trade fixtures installed by Tenant for the business conducted by it (excluding only Landlord Improvements) shall remain the property of Tenant, and such improvements, additions and trade fixtures shall be removed at the expiration or termination hereof if such removal is practicable and will not cause material injury to the Premises, provided any damage caused by such removal shall be repaired by Tenant at its own expense and the Premises left in good condition, ordinary wear and tear expected. All other improvements, additions, and repairs made to the Premises during the term of this Lease shall, at the expiration or other termination hereof, become the property of Landlord, without cost to it.

LOSS OR DAMAGE TO TENANT'S PROPERTY

         39. The Landlord shall not be liable for any damage to or destruction of the property of Tenant or others located in the Premises by reason of any casualty, or for the loss of any such property by theft or otherwise. Tenant may carry such insurance on its property as it may elect. Tenant shall hold the Landlord harmless from any claims, demands and expenses, including but not limited to attorney's fees, arising out of any such injury or damage, including subrogation claims of Tenant's insurance carriers.

SECURITY DEPOSIT

         40. The Tenant, concurrently with the execution of this Lease, has deposited with the Landlord the sum of $ None, the receipt being hereby acknowledged, which sum shall be retained by the Landlord as security for the payment by the Tenant of the rent herein agreed to be paid and for the faithful performance of the covenants of this Lease. If at any time the Tenant shall be in default in any of the provisions of this Lease, the Landlord shall have the right to use said deposit, or so much thereof as may be necessary in payment of any rent in default as aforesaid and/or in payment of any expense incurred by the Landlord in and about the curing of any default by said Tenant, and/or in payment of any damages incurred by the Landlord by reason of such default of the Tenant or, at the Landlord's option, the same may be retained by the Landlord in liquidation of part of the damages suffered by the Landlord by reason of the default of the Tenant. In the event that said deposit shall not be utilized for any such purpose, then such deposit shall be applied to the rent last due for the term of this Lease. Said deposit shall not bear interest.

EFFECT OF TERMINATION

       41. Upon the expiration or termination of this lease or termination of Tenant's right of possession of the Demised Premises, Tenant shall surrender and vacate the Demised Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear excepted. Tenant shall pay, upon demand, all costs and expenses, including reasonable attorney's fees, incurred by Landlord in restoring premises to leasable condition, reasonable wear and tear excepted.

SURRENDER AT END OF TERM

       42. Upon any termination of this Lease, Tenant agrees to remove from the Demised Premises all of Tenant's tangible personal property. However, any of Tenant's tangible personal property which is affixed to or which has become a part of the building such as light fixtures, cabinetry, medical equipment, etc. may be removed by Tenant only if Tenant restores the Demised Premises to tenantable condition. Any of Tenant's tangible personal property which is affixed to or has become part of the building and which is not removed by Tenant shall become the property of Landlord without any further payment to Tenant. In the event possession of the Demised Premises is not immediately delivered to Landlord or if Tenant shall fail to remove any personal property which Tenant is entitled to remove, Landlord is hereby authorized and directed by Tenant to remove same without any liability to Tenant and Tenant agrees to pay to Landlord any costs incurred by Landlord in such removal. Landlord is further authorized and empowered by Tenant to sell all such trade fixtures and personality and to apply the proceeds thereof to payment of the obligations of Tenant to Landlord.

NOTICE

          43. Tenant shall give prompt notice to Landlord in case of fire or accident affecting the Premises or of defects therein.

          44. When either party desires or is required to give the other notice under this Lease, such notice shall be delivered personally or by telecopier or shall be given by registered or certified mail. If given by personal delivery or by telecopier, such notice shall be effective upon the date of delivery. If given by mail, such notice shall be effective on the third day after the same is mailed provided the notice is deposited in the mail with postage prepaid addressed as follows:

          FOR THE LANDLORD:       Sundance Partners II
                                  Curt Alliston
                                  Managing Partner
                                  737B West Brandon Blvd.
                                  Brandon, FL 33511

          FOR THE TENANT:         National Diagnostics/Riverside, Inc.
                                  2345 Forbes Street
                                  Jacksonville, Florida



LITIGATION, COURT COSTS AND ATTORNEY'S FEES

          45. If either Landlord or Tenant involuntarily is made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of the other, then the party by reason of whose act or omission the other is joined shall hold the other harmless from all liabilities by reason thereof, including reasonable attorney's fees and all court costs incurred by such party in such litigation. In case either party to this Lease brings an action against the other to enforce any of the terms of this Lease or in the event the Landlord commences a summary proceeding for the forfeiture of this Lease and possession of the Premises, or either of them, the party prevailing in such action or dispute shall recover from the other the reasonable attorney's fees, expenses and court costs incurred therein by the prevailing party. The right to recovery of such attorney's fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to final judgment, and such fees and costs shall be included in any judgment rendered. The right to recover attorney's fees, costs, and expenses shall include such fees, costs, and expenses of attorneys and legal assistants at trial, on appeal, or in bankruptcy, whether or not suit or claim be brought.

GENERAL PROVISIONS

         46. Time is of the essence in every particular of this Lease in respect to the promises, covenants and agreements, terms and conditions of either Landlord or Tenant.

         47. All references herein to the Landlord and Tenant mean the persons or parties who from time to time occupy the positions, respectively, of the Landlord and Tenant, although this shall not be construed as relieving any person, firm or corporation of any liability incurred by him, her or it, by reason of or in connection with his, her or its having been Landlord or Tenant at one time or another.

         48. Nothing contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or of joint venture between Landlord and Tenant. Tenant specifically acknowledges that all statutory proceedings provided for by the laws of the State of Florida regulating the relationship of Landlord and Tenant and remedies accruing to the Landlord upon the default of the Tenant respecting collection of the rent or repossession of the Premises shall, at the option of the Landlord, accrue to the Landlord, who shall have the benefit of any and all such laws and statutes.

         49. Landlord and Tenant intend, understand and agree that the various rights, powers, options, elections, privileges and remedies of the Landlord set forth in this Lease or otherwise shall be construed as cumulative, and no one of them shall be construed as being exclusive of the other or exclusive of any rights or priorities allowed by law, except as herein otherwise provided.

         50. Both parties intend, understand and agree that all default and grace periods referred to in this Lease, if any, shall run concurrently and not consecutively.

         51. In the event of the death, disability, or retirement of a sole proprietor Tenant or all of the partners of a partnership or all of the shareholders of a professional association constituting the Tenant, then the Tenant, at its option, may cancel this Lease upon payment to the Landlord of an amount equal to three months of Rent. For purposes of this cancellation provision, "disability" shall mean that because of injury or sickness Tenant cannot perform each of the material duties of his/her/their regular occupation and has been unable to do so for a period of at least four (4) consecutive months.

         52. It is further understood and agreed that no modification, release, discharge or waiver of any provision of this Lease shall be enforceable unless in writing, signed by the party against whom the same is offered. This Lease shall not be modified or amended and no release, discharge, or waiver with respect to any of its terms shall arise from any custom or course of dealing between Landlord and Tenant regardless of reliance of or actions by any party.

         53. The singular number shall include the plural, and the masculine gender shall include the feminine and neuter genders wherever the context shall require or permit.

         54. This Lease represents and recites the entire agreement between the parties and that there are no collateral agreements or understandings concerning its subject-matter. Any negotiations, conversations, or agreements between Landlord and Tenant are either contained in or are superseded by the Lease. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease.

         55. This Lease is made under, is to be performed in, and is to be governed by the laws of the State of Florida.

         56. This Lease may be executed in several counterparts, each one of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Lease.

Witnesses:                              LANDLORD:

                                        Sundance Partners II

/s/
- ----------------------
Print Name

                                        By: /s/ Curt Alliston
                                           -----------------------------
                                        Print Name: Curt Alliston
                                        Title:  Managing Partner


Witness:                                TENANT:


/s/ Tonya Mathes
- -----------------------
Print name

                                        By: /s/ C.L. Alliston
                                           ------------------------------
                                        Print Name
                                        Title: President

                                  EXHIBIT "A"
                                  THE PREMISES

         Rental space will be 7,100 square feet. Plans will be attached and made apart of the lease once space has been designated by Tenant and approved by Landlord and all other buildout expenses will be the responsibility of the Tenant.

                                  EXHIBIT "A"
                  NDI'S DEVELOPMENT AND LEASEHOLD IMPROVEMENTS


Architectural and Engineering fees (actual cost)                24,850.00
Civil Survey (actual cost)                                         350.00
Additional Survey costs per SouthTrust                             350.00
Other NDI'S Improvement Costs:
         A-Fabco- Provide all lead doors, lead windows
                 frames, lead glass, and 2 revolving doors
                 for the dark rooms.                             7,281.07
         Tenant Finishes- Provide lead gypsum board.             8,700.00
         OPEN- Provide labor to install vinyl tile,
                 carpet, etc.                                    4,490.00
         PRO SOURCE- Provide all carpet, vinyl tile,
                 sheet vinyl and vinyl base.                     8,700.00
         Area Communications Co.- Pull wire for
                 telephone system, paging system, and
                 background music.                               1,260.00
         Scott Alarm- Install security system per owner's
                 instructions.  Price includes pre-wiring.         640.00
         Scott Alarm- Install fire and smoke alarm system
                 per owner's instructions.  Price includes
                 pre-wiring.                                       600.00
         Trim Design- Fabricate and install interior
                 signage system.  Quote plus sales tax.          1,437.68
         Lamar Sign Co.- Fabricate and erect 2 exterior
                 routed signs to meet code requirements
                 of City of Jacksonville. (Est)                  4,000.00
         Innovatives Network- Pull/install computer
                 cable.  This was coordinated with and
                 approved by Debbie.                             2,064.00
         Air Engineers- Provide and install HVAC
                 System                                         22,200.00
         A-Fabco- Provide Nuclear Medicine Cabinet.              4,093.76
         Solid Surface- Millwork.                               12,260.00
         OPEN- Finish Carpentry & Materials                      3,500.00
         Ray Ware- All metal frames.                             5,565.00
         Lumber Unlimited- All interior doors
                   pre machined.                                 3,799.00
         Ray Ware- Provide all hardware for interior
                   and exterior doors.                           8,000.00
         OPEN- Labor to install door hardware.                   3,500.00
         Tenant Finishes- Paint doors, interior &
                   exterior walls.                              12,250.00
         OPEN- Provide wash room accessories like:
         tissue holder, paper towel dispenser, etc.              5,500.00
         Able Plumbing- Provide all fixtures.                    7,970.00

TOTAL OF IMPROVEMENTS                                         $153,360.51


                                  EXHIBIT "B"
                               LEGAL DESCRIPTION


         Lots 5, 6 and 7, Block 72, RIVERSIDE, according to plat thereof recorded in Plat Book 2, page 24 of the current public records of Duval County, Florida.

                                  EXHIBIT "C"
                             INSURANCE REQUIREMENTS

       At all times during the term of this Lease or its occupancy of the Premises to which these requirements apply, whichever is longer, Tenant shall provide the following insurance at its sole expense upon the Building and
Improvements:

                   a. All risk fire and physical damage insurance, including windstorm and difference in conditions coverage, with respect to the Building and Improvements;

                   b. Rent loss insurance for a period of not less than twelve (12) months; and

                   c Comprehensive liability insurance with a single combined limit of $1,000,000/$300,000 and without a self insured retention or deductible greater than $____________________ unless a greater deductible is approved by Landlord.

All insurance policies shall be written by an insurance company or companies reasonably satisfactory to Landlord and any lender or mortgagee with respect to the Premises and shall be made payable to and shall name as additional insured Landlord; the beneficiaries of the land trust which is the Landlord and any corporations, partnerships or trusts which are related, subsidiary or affiliated with any of said beneficiaries as designated from time to time by Landlord; Tenant; and Landlord's mortgagees from time to time, as their interests may appear and shall provide that none of such insurance may be canceled except upon thirty (30) days written notice to Landlord and any mortgagees of the Premises. The amount of insurance with respect to fire and physical damage shall be equal to not less than the full replacement cost of any improvements located on the Premises. Rent loss insurance shall be sufficient to pay any Base Rent to Landlord that is not paid because of fire or physical damage to or destruction of the Building or Improvements or because of rent prorations due to damage or destruction of the Building or Improvements. Comprehensive liability insurance shall insure against any liability that may accrue against the insured and additional insured on account of any occurrence in, on, or originating from the Premises during the term of this Lease resulting in personal injury, death, property damage, or other claim whatsoever; and said policies shall include indemnity against loss, expense and damage of any and every kind, including costs of investigation and attorney's fees and other costs of defense. The policy or policies shall include such other endorsements or provisions with respect to Landlord's mortgagees as the latter may require.

Tenant agrees to pay all premiums due on the Beginning Date; and from time to time thereafter promptly as premiums become due or Tenant's insurance companies may change, Tenant shall deliver an original or duplicate original of all such policies to Landlord, together with evidence of payment of premium thereon.

                                  EXHIBIT "D"
                                 RENT SCHEDULE

1st year        $15.50 per square foot

2nd year        $15.75 per square foot

3rd year        $16.00 per square foot

4th year        $16.25 per square foot

5th year        $16.50 per square foot

6th year        $16.75 per square foot

7th year        $17.00 per square foot

8th year        $17.25 per square foot

9th year        $17.50 per square foot

10th year       $17.75 per square foot

                               TABLE OF CONTENTS


OCCUPANCY SCHEDULE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

EXTENSION OF TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

PURPOSES OF USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

RIGHT OF FIRST REFUSAL TO PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

JANITORIAL SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ADJUSTMENT OF RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

PLACE OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

REQUIRED INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

WAIVER OF LANDLORD LIABILITY; INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

HAZARDOUS MATERIALS AND POLLUTANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

OFFICE PARKS; ASSOCIATION DUES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

CONDITION OF THE PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

BUILDING STRUCTURE; MACHINERY AND EQUIPMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

LANDLORD INSPECTION, MAINTENANCE AND REPAIRS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SUBLEASING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

PARKING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

RULES AND REGULATIONS; RESTRICTIONS, ZONING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

CONSTRUCTION LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

RESERVED RIGHTS OF LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

EMINENT DOMAIN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

DESTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

MEMORANDUM OF LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

BANKRUPTCY OR INSOLVENCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

WAIVER OF REQUIRED PERFORMANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

REMOVAL OF TENANT'S PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

LOSS OR DAMAGE TO TENANT'S PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECURITY DEPOSIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SURRENDER AT END OF TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

LITIGATION, COURT COSTS AND ATTORNEY'S FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

EXHIBIT "A" - THE PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

EXHIBIT "B" - LEGAL DESCRIPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

EXHIBIT "C" - INSURANCE REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

EXHIBIT "D" - RENT SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

TABLE OF CONTENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24





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